UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2024

Cohen & Steers Income Opportunities REIT, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	333-269416	88-3609651
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

1166 Avenue of the Americas

New York, New York 10036

(Address of Principal Executive Offices) (Zip Code)

(212) 832-3232

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

The information discussed under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On September 18, 2024, the programmatic joint venture (the “JV”) between Cohen & Steers Income Opportunities REIT, Inc. (the “Company”) and The Sterling Organization, LLC (“Sterling”), through a wholly-owned subsidiary (the “Property Owner”), completed the purchase of certain property commonly known as Village on Pooler Parkway from West Plaza RE Holdings, LLC, an unaffiliated third party (“Seller”), pursuant to a Purchase and Sale Agreement (“Purchase and Sale Agreement”), dated as of July 12, 2024, by and between Seller and Core Power Acquisitions, LLC (the “Assignor”), as assigned by the Assignor to the Property Owner pursuant to an Assignment and Assumption of Purchase and Sale Agreement, dated as of September 6, 2024 (the “Assignment Agreement”). Through its ownership interest in the JV, the Company indirectly owns a 99% interest in the Property Owner. Neither Sterling nor the Seller is affiliated with the Company or its affiliates.

Village on Pooler Parkway is an approximately 142,000 square foot, fully leased open-air community shopping center built in 2014. The property’s tenants include retailers and restaurants such as TJ Maxx, Ross Dress for Less, Michael’s, PetSmart, Panera Bread, Buffalo Wild Wings and Jersey Mike’s. The total purchase price was $37.025 million, subject to closing costs, customary prorations and escrow arrangements. The Company funded the acquisition using proceeds from the financing of the Marketplace at Highland Village, as described in Item 7.01 of this Current Report on Form 8-K, and property-level indebtedness on Village on Pooler Parkway.

The terms and conditions of the acquisition and assignment are set forth in the Purchase and Sale Agreement and Assignment Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On September 5, 2024, the Company, through the JV, obtained property-level indebtedness with respect to certain property commonly known as the Marketplace at Highland Village. The acquisition of the Marketplace at Highland Village was previously reported by the Company in its Current Report on Form 8-K filed January 24, 2024.

On September 19, 2024, the Company issued a press release regarding the Property Owner’s acquisition of the property described in Item 2.01 above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Purchase and Sale Agreement, dated as of July 12, 2024, between West Plaza RE Holdings, LLC and Core Power Acquisitions, LLC

10.2	Assignment of Purchase and Sale Agreement, dated as of September 6, 2024, by and between Core Power Acquisitions, LLC and Core Power Pooler, LLC

99.1	Press Release, dated September 19, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Portions of this exhibit have been omitted pursuant to Item 601(a)(5) and/or Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHEN & STEERS INCOME OPPORTUNITIES REIT, INC.

Date: September 19, 2024

	By:	/s/ Arjun Mahalingam
	Name:	Arjun Mahalingam
	Title:	Chief Financial Officer & Treasurer